STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

KEN BART

NV

Job:C20151008-0457
October 8, 2015

Special Handling Instructions:
FSC EMAIL SAE 10/8/15

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20150445784-20	10/5/2015 8:00:29 AM	1	$200.00	$200.00
Total					$200.00

Payments

Type	Description	Amount
Credit	279130|15100895742330	$200.00
Total		$200.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

KEN BART

NV